N   E   W   S        R   E   L   E   A   S   E

Contact:   Robert C. Weiner
                 Vice President, Investor Relations
                  904-332-3287

PSS WORLD MEDICAL REPORTS RESULTS
FOR THE THIRD QUARTER OF FISCAL YEAR 2005

Third Quarter Highlights:

  Consolidated same-day sales growth of 8.1%
    Physician Business net same-day sales growth of 3.5% or 11.1% excluding influenza vaccine sales
    Elder Care Business net same-day sales growth of 17.7% or 8.4% excluding sales from recently acquired Associated Medical Products Business
  Earnings of $0.24 per diluted share including a one-time $0.08 tax benefit and $0.02 from discontinued operations income
  Company raises Fiscal 2005 GAAP EPS goal to $0.57 - $0.59 per diluted share

Jacksonville, Florida (January 26, 2005) – PSS World Medical, Inc. (NASDAQ/NM:PSSI) announced today its results for the third quarter and nine months of fiscal year 2005, ended December 31, 2004.

        David A. Smith, President and Chief Executive Officer, commented, “We continue to see positive earnings and revenue growth opportunity from our reengineered infrastructure and innovative customer solution programs. This quarter provides solid evidence as our team delivered another quarter of strong earnings results while significantly investing in our future.

        “With one quarter remaining, we are raising our earnings per diluted share goal for fiscal year 2005 to $0.57 — $0.59. In the first nine months of this fiscal year, our earnings from operations have delivered solid incremental growth and progress compared with fiscal year 2004 despite the impact to our businesses earlier in the year as a result of the hurricanes, fuel price increases, disrupted influenza vaccine supply and Sarbanes-Oxley related costs.

        “We are now finalizing a new three-year strategic plan for the business and will conclude this process and provide an initial goal for fiscal year 2006 earnings at the end of March. We look forward to continued improvements and focused execution through this last quarter of fiscal year 2005 and into our new three-year plan.”

        Net sales for the three months ended December 31, 2004, were $377.8 million, an increase of 9.9%, compared with net sales of $343.7 million for the three months ended December 31, 2003. The Company’s Physician Business recorded $2.3 million in sales of influenza vaccine in its third quarter of fiscal year 2005 compared with $17.8 million in sales of influenza vaccine recorded in the third quarter of fiscal year 2004. Seasonal influenza vaccine sales were significantly reduced during fiscal year 2005 due to very limited vaccine availability in the United States. Net same-day sales increased by 8.1% for the three months ended December 31, 2004, including same-day sales increases of 3.5% (11.1% excluding influenza vaccine sales) and 17.7% (8.4% excluding recently acquired AMP sales) for the Physician Business and the Elder Care Business, respectively. Income from continuing operations for the three months ended December 31, 2004, was $14.4 million, or $0.22 per diluted share, compared with income from continuing operations for the three months ended December 31, 2003, of $8.3 million, or $0.12 per diluted share. Net income for the three months ended December 31, 2004, was $15.7 million, or $0.24 per diluted share, compared with net income for the three months ended December 31, 2003, of $8.3 million, or $0.12 per diluted share. During the three months ended December 31, 2004, the Company reached a settlement with the Appeals Office of the Internal Revenue Service regarding its audit for the fiscal years ended March 31, 2000 and March 30, 2001.  This settlement, which is subject to final review and approval by the Congressional Joint Committee on Taxation, resulted in a one-time reduction to the provision for income taxes of approximately $5.6 million, which increased diluted earnings per share in the three months ended December 31, 2004, by approximately $0.08.

        Net sales for the nine months ended December 31, 2004, were $1.1 billion, an increase of 7.4%, compared with net sales of $1.0 billion for the nine months ended December 31, 2003. Net same-day sales increased by 9.7% for the nine months ended December 31, 2004, including same-day sales increases of 9.1% (12.7% excluding influenza vaccine sales) and 10.9% (7.7% excluding recently acquired AMP sales) for the Physician Business and the Elder Care Business, respectively. The Company noted that it had four fewer sales days in the nine months ended December 31, 2004, of fiscal year 2005 compared with the nine months ended December 31, 2003, of fiscal year 2004. Income from continuing operations for the nine months ended December 31, 2004, increased by 36.6% to $29.1 million, or an increase of 41.9%, to $0.44 per diluted share, compared with income from continuing operations for the nine months ended December 31, 2003, of $21.3 million, or $0.31 per diluted share. Net income for the nine months ended December 31, 2004, was $28.7 million, or $0.44 per diluted share, compared with net income for the nine months ended December 31, 2003, of $21.0 million, or $0.31 per diluted share.

        David M. Bronson, Executive Vice President and Chief Financial Officer, commented, “The investment in inventory this period reflects our commitment to servicing our elder care customers during the roll-out of our ERP platform and as we integrate the acquisition we completed early in the quarter. Working capital turns will return to normal levels over the next six months as we complete this process. Our organization continues to make good strides in leveraging revenue growth and lowering costs of operations, as reflected in our raised earnings per diluted share goal for fiscal year 2005.”

        A listen-only simulcast and 90-day replay of PSS World Medical’s fiscal third quarter 2005 conference call can be found in the Investor Relations section of the Company’s website, www.pssworldmedical.com, under the heading “investor events,” or www.fulldisclosure.com on January 27, 2005, beginning at 8:30 a.m. Eastern time.

        PSS World Medical, Inc. is a specialty marketer and distributor of medical products to physicians and elder care providers through its two business units. Since its inception in 1983, PSS has become a leader in the two market segments that it serves with a focused market approach to customer services, a consultative sales force, strategic acquisitions, strong arrangements with product manufacturers and a unique culture of performance.

        Additional financial information pertaining to PSS World Medical financial results may be found by visiting the Company’s website at www.pssworldmedical.com, and selecting “Investor Relations” and “Additional Financial Information.” If you should need assistance accessing the information, please call Investor Relations at 904-332-3000.

        All statements in this release that are not historical facts, including, but not limited to, statements regarding anticipated growth in revenue, gross and operating margins, and earnings, statements regarding the Company’s current business strategy, the Company’s ability to complete and integrate acquired businesses and generate acceptable rates of return, the Company’s projected sources and uses of cash, and the Company’s plans for future development and operations, are based upon current expectations. Specifically, forward-looking statements in this Press Release include, without limitation, the Company’s expected results in GAAP EPS, revenue, operating incomes and operating margins for continuing operations and discontinued operations for both the consolidated company and for each of its businesses in fiscal years 2005 and 2006; the expected operational cash flow in fiscal year 2005; the ability to sustain revenue growth and expected growth rates of the marketing programs in its Physician and Elder Care Businesses; timing of and results of expected flu vaccine sales during fiscal years 2005 and 2006; the expected approval and final settlement of a favorable tax benefit in fiscal year 2005; and expected sales growth from durable medical equipment, housekeeping, revenues derived from home care and assisted living customers, our expectations for revenue, operating income, operating margin, cash flow from operations and earnings per share for fiscal years 2005 and 2006, as well as other expectations of growth and financial and operational performance. These statements are forward looking in nature and involve a number of risks and uncertainties. Actual results may differ materially. Among the factors that could cause results to differ materially are the following: pricing and customer credit quality pressures; the loss of any of our distributorship agreements and our reliance on relationships with our vendors; our reliance on a limited number of elder care customers; the availability of sufficient capital to finance the Company’s business plans on terms satisfactory to the Company; competitive factors; the ability of the Company to adequately defend or reach a settlement of outstanding litigations and investigations involving the Company or its management; changes in labor, equipment and capital costs; changes in regulations affecting the Company’s business, such as the Medicare cliffs, changes in malpractice insurance rates and tort reform; the success of the Company’s efforts to integrate acquired companies and realize expected revenue and cost synergies; future acquisitions or strategic partnerships; general business and economic conditions; and other factors described from time to time in the Company’s reports filed with the Securities and Exchange Commission. Many of these factors are outside the control of the Company. The Company wishes to caution readers not to place undue reliance on any such forward looking statements, which statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. The Company also wishes to caution readers that it undertakes no duty or is under no obligation to update or revise any forward-looking statements.

PSS WORLD MEDICAL, INC.
Unaudited Consolidated Statements of Operations
(In millions, except share data)

	Three Months Ended		Nine Months Ended
	Dec. 31, 2004	Dec. 31, 2003	Dec. 31, 2004	Dec. 31, 2003

Net sales	$377.8	$343.7	$1,072.5	$998.5
Cost of goods sold	268.6	246.7	762.2	715.6

Gross profit	109.2	97.0	310.3	282.9
General and administrative expenses	68.8	58.9	194.1	178.6
Selling expenses	25.1	24.0	73.2	69.7

Income from operations	15.3	14.1	43.0	34.6

Other expense:
Interest expense	(1.7)	(1.5)	(5.5)	(3.9)
Interest and investment income	--	--	0.2	0.1
Other income	0.3	0.4	1.0	3.7

	(1.4)	(1.1)	(4.3)	(0.1)

Income from continuing operations before
provision for income taxes	13.9	13.0	38.7	34.5
Benefit (provision) for income taxes	0.5	(4.7)	(9.6)	(13.2)

Income from continuing operations	14.4	8.3	29.1	21.3

Income (loss) on disposal of discontinued operations
(net of income tax benefits of $0.8, $--,
$1.8 and $0.2, respectively)	1.3	--	(0.4)	(0.3)

Net income	$15.7	$8.3	$28.7	$21.0

Earnings (loss) per share - Basic:
Income from continuing operations	$0.22	$0.12	$0.45	$0.32
Income (loss) on disposal of discontinued operations	0.02	--	(0.01)	(0.01)

Net income	$0.24	$0.12	$0.44	$0.31

Earnings (loss) per share - Diluted:
Income from continuing operations	$0.22	$0.12	$0.44	$0.31
Income (loss) on disposal of discontinued operations	0.02	--	--	--

Net income	$0.24	$0.12	$0.44	$0.31

Weighted average shares (in thousands):
Basic	64,305	67,123	64,505	67,245
Diluted	65,366	68,263	65,533	68,000

PSS WORLD MEDICAL, INC.
Consolidated Balance Sheets
(In millions, except per share and share data)

	Dec. 31, 2004	April 2, 2004
	Unaudited
ASSETS

Current Assets:
Cash and cash equivalents	$13.7	$58.9
Accounts receivable, net	209.3	188.4
Inventories	147.5	99.9
Deferred tax assets	32.2	40.8
Prepaid expenses and other	18.5	8.7

Total current assets	421.2	396.7

Property and equipment, net	76.5	69.6
Other Assets:
Goodwill	79.5	69.9
Intangibles, net	22.4	11.3
Deferred tax assets	3.2	6.5
Other	38.5	32.8

Total assets	$641.3	$586.8

LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities:
Accounts payable	$127.5	$91.1
Accrued expenses	36.1	33.3
Revolving line of credit	25.0	35.0
Other	9.2	17.0

Total current liabilities	197.8	176.4
Convertible senior notes	150.0	150.0
Other	29.4	21.2

Total liabilities	377.2	347.6

Shareholders' Equity:
Preferred stock, $.01 par value; 1,000,000 shares authorized,
no shares issued and outstanding	--	--
Common stock, $.01 par value; 150,000,000 shares authorized,
64,525,412 and 64,833,453 shares issued and outstanding
at December 31, 2004 and April 2, 2004, respectively	0.6	0.6
Additional paid-in capital	290.1	292.3
Accumulated deficit	(24.9)	(53.6)
Unearned compensation	(1.9)	(0.1)
Accumulated other comprehensive income	0.2	--

Total shareholders' equity	264.1	239.2

Total liabilities and shareholders' equity	$641.3	$586.8

PSS WORLD MEDICAL, INC.
Unaudited Consolidated Statements of Cash Flows
(In millions)

	Three Months Ended		Nine Months Ended
	Dec. 31, 2004	Dec. 31, 2003	Dec. 31, 2004	Dec. 31, 2003

Cash Flows From Operating Activities:
Net income	$15.7	$8.3	$28.7	$21.0
Adjustments to reconcile net income to
net cash (used in) provided by operating activities:
(Income) loss on disposal of discontinued operations	(1.3)	--	0.4	0.3
Depreciation	3.7	3.2	10.6	9.5
Amortization of intangible assets	1.3	0.8	3.0	1.9
Amortization of debt issuance costs	0.4	0.3	1.5	0.8
Provision for doubtful accounts	1.6	0.3	4.6	3.7
Provision (benefit) for deferred income taxes	5.1	(0.9)	15.3	7.6
Noncash compensation expense	0.2	0.2	0.4	0.2
Provision for deferred compensation	0.2	0.1	0.7	0.6
Loss on sale of property and equipment	0.1	0.2	0.2	0.2
Changes in operating assets and liabilities, net of effects
from business combination:
Accounts receivable, net	(5.5)	(1.6)	(17.5)	(32.4)
Inventories	(30.8)	(16.7)	(44.3)	(32.2)
Prepaid expenses and other current assets	(4.1)	2.3	(5.4)	5.8
Other assets	(3.9)	(1.8)	(7.7)	(6.3)
Accounts payable	16.1	14.3	30.6	11.9
Accrued expenses and other liabilities	(2.1)	4.0	1.2	7.4

Net cash (used in) provided by operating activities	(3.3)	13.0	22.3	0.0

Cash Flows From Investing Activities:
Payments for business combinations	(20.4)	(5.9)	(22.2)	(19.3)
Capital expenditures	(6.9)	(4.1)	(17.7)	(10.4)
Payments for nonsolicitation agreements	(3.2)	--	(6.1)	--
Payments of transaction and settlement
costs for sale of Imaging Business	--	(0.1)	(4.8)	(1.6)
Payments for noncompetition agreements	(0.1)	(0.1)	(0.6)	(0.3)

Net cash used in investing activities	(30.6)	(10.2)	(51.4)	(31.6)

Cash Flows From Financing Activities:
Proceeds from issuance of common stock	2.0	1.2	3.8	1.4
Net proceeds (payments) under revolving line of credit	--	2.3	(10.0)	31.3
Purchase of treasury shares	--	--	(9.9)	(5.6)
Proceeds from note receivable	--	--	--	1.2

Net cash provided by (used in) financing activities	2.0	3.5	(16.1)	28.3

Net (decrease) increase in cash and cash equivalents	(31.9)	6.3	(45.2)	(3.3)
Cash and cash equivalents, beginning of period	45.6	9.6	58.9	19.2

Cash and cash equivalents, end of period	$13.7	$15.9	$13.7	$15.9

PSS WORLD MEDICAL, INC.
Unaudited Operating Highlights
(Dollars in millions)

	Three Months Ended		Nine Months Ended
	Dec. 31, 2004	Dec. 31, 2003	Dec. 31, 2004	Dec. 31, 2003

Net Sales:
Physician Business:
Sales	$241.1	$213.6	$695.2	$629.8
Influenza vaccine sales	2.3	17.8	2.3	23.3

Total	243.4	231.4	697.5	653.1

Elder Care Business:
Sales	123.7	112.3	364.3	345.4
Associated Medical Products Business	10.7	--	10.7	--

Total	134.4	112.3	375.0	345.4

Total Net Sales	$377.8	$343.7	$1,072.5	$998.5

Billing Days:	61 days	60 days	188 days	192 days

Net Sales Per Billing Day (in thousands):
Physician Business:
Sales	$3,952.4	$3,558.3	$3,697.7	$3,280.5
Influenza vaccine sales	38.4	297.4	12.5	121.3

Total	3,990.8	3,855.7	3,710.2	3,401.8

Elder Care Business:
Sales (j)	2,028.4	1,872.0	1,937.7	1,798.7
Associated Medical Products Business	174.9	--	56.7	--

Total	2,203.3	1,872.0	1,994.4	1,798.7

Total Sales Per Billing Day	$6,194.1	$5,727.7	$5,704.6	$5,200.5

Net Sales Per Billing Day Growth Rate:
	Dec. 31, 2004		Dec. 31, 2004
Physician Business:
Sales (i)	11.1%		12.7%
Influenza vaccine sales	--		--
Total	3.5%		9.1%
Elder Care Business:
Sales (j)	8.4%		7.7%
Associated Medical Products Business	--
Total	17.7%		10.9%
Total Net Sales Per Billing Day Growth Rate	8.1%		9.7%

PSS WORLD MEDICAL, INC.
Unaudited Operating Highlights (continued)
(Dollars in millions)

	Three Months Ended		Nine Months Ended
	Dec. 31, 2004	Dec. 31, 2003	Dec. 31, 2004	Dec. 31, 2003
Income from Operations:
Physician Business	$17.2	$12.6	$43.3	$32.0
Elder Care Business	5.8	6.5	16.2	15.8
Corporate Shared Services	(7.7)	(5.0)	(16.5)	(13.2)

	$15.3	$14.1	$43.0	$34.6

EBITDA (a)	$20.6	$18.5	$57.6	$49.7

Income from continuing operations,
as a percentage of net sales	3.8%	2.4%	2.7%	2.1%

Consolidated Return on Committed Capital ("ROCC") (b)	24.1%	25.5%	22.7%	24.4%
	Annualized
	Dec. 31, 2004	Dec. 31, 2003

DSO (c):
Physician Business	43.1	42.3
Elder Care Business	59.5	55.0

DOH (d):
Physician Business	46.4	40.6
Elder Care Business	33.7	28.3

DIP (e):
Physician Business	43.7	40.5
Elder Care Business	25.3	29.2

Cash Conversion Days (f):
Physician Business	45.8	42.4
Elder Care Business	67.9	54.1
	As of
	Dec. 31, 2004	April 2, 2004

Operational working capital (g)	$229.3	$197.2

Net Debt:
Total debt	$175.0	$185.0
Less: Cash and cash equivalents	(13.7)	(58.9)

Net debt	$161.3	$126.1

PSS WORLD MEDICAL, INC.
Unaudited EBITDA Calculation
(Dollars in millions)

	Three Months Ended		Nine Months Ended
	Dec. 31, 2004	Dec. 31, 2003	Dec. 31, 2004	Dec. 31, 2003
Income from continuing operations	$14.4	$8.3	$29.1	$21.3

Plus: Interest expense	1.7	1.5	5.5	3.9
Less: Interest and investment income	--	--	(0.2)	(0.1)
Plus: (Benefit) provision for income taxes	(0.5)	4.7	9.6	13.2
Plus: Depreciation	3.7	3.2	10.6	9.5
Plus: Amortization of intangible assets	1.3	0.8	3.0	1.9

EBITDA	$20.6	$18.5	$57.6	$49.7

Reconciliation of EBITDA
to Cash (Used in) Provided by Operating Activities:

EBITDA	$20.6	$18.5	$57.6	$49.7

Operating Asset & Liability Changes:
Accounts receivable, net	(5.5)	(1.6)	(17.5)	(32.4)
Inventories	(30.8)	(16.7)	(44.3)	(32.2)
Prepaid expenses and other current	(4.1)	2.3	(5.4)	5.8
Other assets	(3.9)	(1.8)	(7.7)	(6.3)
Accounts payable	16.1	14.3	30.6	11.9
Accrued expenses and other liabilities	(2.1)	4.0	1.2	7.4
Noncash Expenses included in EBITDA:
Amortization of debt issuance costs	0.4	0.3	1.5	0.8
Provision for doubtful accounts	1.6	0.3	4.6	3.7
Provision (benefit) for deferred income taxes	5.1	(0.9)	15.3	7.6
Provision for deferred compensation	0.2	0.1	0.7	0.6
Noncash compensation expense	0.2	0.2	0.4	0.2
Loss on sale of property and equipment	0.1	0.2	0.2	0.2
Cash Expenses Excluded from EBITDA:
Interest expense	(1.7)	(1.5)	(5.5)	(3.9)
Interest and investment income	--	--	0.2	0.1
Benefit (provision) for income taxes	0.5	(4.7)	(9.6)	(13.2)

Net Cash (Used in) Provided by Operating Activities	$(3.3)	$13.0	$22.3	$0.0

PSS WORLD MEDICAL, INC.
Unaudited Consolidated Return on Committed Capital
(Dollars in millions)

	Three Months Ended
	Dec. 31, 2004	Dec. 31, 2003
Annualized Return	$67.6	$61.2
Average Committed Capital (h)	280.2	240.2
ROCC (b)	24.1%	25.5%

Return:
Income from continuing operations	$14.4	$8.3
(Benefit) provision for income taxes	(0.5)	4.7
Interest expense	1.7	1.5
Amortization of intangible assets	1.3	0.8
Interest and investment income	--	--

	$16.9	$15.3

	As of
	Dec. 31, 2004	Oct. 1, 2004	Dec. 31, 2003	Oct. 3, 2003
Average committed capital:
Total assets	$641.3	$598.3	$548.2	$513.7
Less assets excluded:
Cash	(13.7)	(45.6)	(15.9)	(9.6)
Goodwill	(79.5)	(71.6)	(70.8)	(67.6)
Intangibles, net	(22.4)	(12.8)	(11.9)	(9.9)
Deferred tax asset from sale of Imaging Business	(26.7)	(26.9)	(37.0)	(41.9)

Total liabilities	(377.2)	(353.2)	(285.3)	(261.1)
Plus liabilities excluded:
Revolving line of credit	25.0	25.0	114.3	111.9
Convertible senior notes	150.0	150.0	--	--
Accrued loss on disposal of discontinued operations	--	0.4	1.6	1.7

	$296.8	$263.6	$243.2	$237.2

Average committed capital (h)	$280.2		$240.2

PSS WORLD MEDICAL, INC.
Unaudited Consolidated Return on Committed Capital
(Dollars in millions)

	Nine Months Ended
	Dec. 31, 2004	Dec. 31, 2003
Annualized Return	$62.7	$53.6
Average Committed Capital (h)	276.5	219.5
ROCC (b)	22.7%	24.4%

Return:
Income from continuing operations	$29.1	$21.3
Provision for income taxes	9.6	13.2
Interest expense	5.5	3.9
Amortization of intangible assets	3.0	1.9
Interest and investment income	(0.2)	(0.1)

	$47.0	$40.2

	As of
	Dec. 31, 2004	April 2, 2004	Dec. 31, 2003	Mar. 28, 2003
Average committed capital:
Total assets	$641.3	$586.8	$548.2	$471.9
Less assets excluded:
Cash	(13.7)	(58.9)	(15.9)	(19.2)
Goodwill	(79.5)	(69.9)	(70.8)	(61.1)
Intangibles, net	(22.4)	(11.3)	(11.9)	(5.8)
Deferred tax asset from sale of Imaging Business	(26.7)	(30.5)	(37.0)	(49.1)

Total liabilities	(377.2)	(347.6)	(285.3)	(226.7)
Plus liabilities excluded:
Revolving line of credit	25.0	35.0	114.3	83.0
Convertible senior notes	150.0	150.0	--	--
Accrued loss on disposal of discontinued operations	--	2.5	1.6	2.7

	$296.8	$256.1	$243.2	$195.7

Average committed capital (h)	$276.5		$219.5

PSS WORLD MEDICAL, INC.
Footnotes

(a)	EBITDA represents income from continuing operations plus provision for income taxes, interest expense, depreciation, and amortization of intangible assets, less interest and investment income. Management reviews EBITDA when evaluating and comparing the performance of each operating segment on a quarterly basis. Management believes EBITDA is an important measure of liquidity.

(b)	ROCC equals return divided by average committed capital. Return is annualized for quarterly calculations. Management reviews ROCC when evaluating and comparing the performance of each operating segment on a quarterly basis. Management believes ROCC is an important measure of profitability and return.

(c)	DSO is average accounts receivable divided by average daily net sales. Average accounts receivable is the sum of accounts receivable, net of the allowance for doubtful accounts, at the beginning and end of the most recent four quarters divided by five. Average daily net sales are net sales for the most recent four quarters divided by 360.

(d)	DOH is average inventory divided by average daily cost of goods sold (“COGS”). Average inventory is the sum of inventory at the beginning and end of the most recent four quarters divided by five. Average daily COGS is quarterly COGS for the most recent four quarters divided by 360.

(e)	DIP is average accounts payable divided by average daily COGS. Average accounts payable is the sum of accounts payable at the beginning and end of the most recent four quarters divided by five.

(f)	Cash Conversion Days is the sum of DSO and DOH less DIP.

(g)	Operational working capital equals accounts receivable plus inventory minus accounts payable.

(h)	Average committed capital equals the sum of the committed capital of the most recent two quarters, divided by two.

(i)	Net same-day sales excluding influenza vaccine sales growth rate is a financial measure that is not calculated in accordance with accounting principles generally accepted in the United States (“GAAP”). Refer to page 7 of this press release where the Physician Business’ net sales excluding influenza vaccine sales is reconciled to total Physician Business’ net sales, which is the Company’s directly comparable measure calculated and presented in accordance with GAAP. Management eliminated the effect of influenza vaccine sales to assist management and investors in evaluating the operational performance of the Physician Business, excluding influenza sales, over the periods presented. This measure is supplemental information and should not be substituted or considered superior to financial measures calculated in accordance with GAAP.

(j)	Net same-day sales growth excluding sales growth derived from the recently acquired Associated Medical Products Business (“AMP”) is a financial measure that is not calculated in accordance GAAP. AMP was acquired on October 7, 2004 and its results of operations have been included in the Company’s results of operations subsequent to the date of acquisition. For purposes of calculating the net sales per billing day, the calculation utilizes 61 days and 188 days for billing days in the three months and nine months ended December 31, 2004, respectively. Refer to page 7 of this press release where the Elder Care Business’ net sales excluding sales derived from AMP are reconciled to the total Elder Care Business’ net sales, which is the Company’s directly comparable measure calculated and presented in accordance with GAAP. Management eliminated the effect of AMP sales to assist management and investors in evaluating the operational performance of the Elder Care Business, excluding AMP sales, over the periods presented. This measure is supplemental information and should not be substituted or considered superior to financial measures calculated in accordance with GAAP.